
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM the
Company's consolidated financial statements for the year ended December 31, 1995, as audited by Zeller Weiss & Kahn, Mountainside, New Jersey, and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                         820,748<F1>
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                     29,494
<CURRENT-ASSETS>                               850,242
<PP&E>                                       6,297,773<F2>
<DEPRECIATION>                                  47,675
<TOTAL-ASSETS>                               8,310,364
<CURRENT-LIABILITIES>                          358,860
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,365
<OTHER-SE>                                   7,951,504<F3>
<TOTAL-LIABILITY-AND-EQUITY>                 8,310,364
<SALES>                                        499,299
<TOTAL-REVENUES>                               499,299
<CGS>                                        1,076,668
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               961,076<F4>
<LOSS-PROVISION>                               779,921
<INTEREST-EXPENSE>                             (3,203)<F5>
<INCOME-PRETAX>                            (2,321,569)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (2,321,569)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (2,321,569)
<EPS-PRIMARY>                                   (0.20)
<EPS-DILUTED>                                   (0.20)

<F1>Includes $97,586 of prepaid expenses.
<F2>Consists of $6,147,279 in resource properties and claims, and $150,494 in property and equipment.
<F3>Consists of $12,275,438 of additional paid in capital, less deficit of
$4,325,299 accumulated during development stage.
<F4>Consists of $38,229 in depreciation, depletion and amortization; and
$922,847 in general and administrative expense.
<F5>Consists of interest income of $29,306, less a $32,509 loss on the sale of equipment.

